SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) December 3, 2002


                               WESTWOOD ONE, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                   0-13020                    95-3980449
-----------------------------     --------------           --------------------
    (State or other                 (Commission                 (IRS Employer
jurisdiction of incorporation       File Number)             Identification No.)


              40 W 57th Street 5th Floor, New York, New York 10019 (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code (212) 641-2000



(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure.

The Registrant has sold $50 million of 4.64% Senior Guaranteed Notes due November 30, 2009 and $150 million of 5.26% Senior Guaranteed Notes due November 30, 2012 (collectively the "Notes"). The Notes, which are unsecured, are guaranteed by the Registrant's operating subsidiaries. Proceeds from the sale of Notes were used to repay the Company's bank term loan in its entirety and the remaining balance to repay outstanding variable rate borrowings under the Company's revolving credit facility.

A copy of the press release announcing the completion of the sale of the Notes is included as Exhibit 99.1 and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

(a)      not applicable
(b)      not applicable
(c)      Exhibits.

4.1 Note Purchase Agreement Dated as of December 3, 2002, between Registrant and Purchasers

99.1 Press Release of Westwood One, Inc. announcing sale of $200 million of the Notes.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                         Westwood One, Inc.
                                                    ----------------------------
                                                           (Registrant)


                                                    /S/ Jacques Tortoroli
Date:  December 3, 2002                             ----------------------------
       ----------------                             Jacques Tortoroli
                                                    Chief Financial Officer

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.    Exhibit
-----------    -------

4.1 Note Purchase Agreement Dated as of December 3, 2002, between Registrant and Purchasers

99.1 Press Release of Westwood One, Inc. announcing sale of $200 million of the Notes